Exhibit 11



                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the following with respect to this Post-Effective Amendment No. 7 and Amendment No. 9 to the Registration Statement (No. 33-26417) on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, respectively, of PCS Cash Fund, Inc. (PCS Money Market and PCS Government Obligations Money Market Portfolios).

1. The inclusion of our report dated July 28, 1995 accompanying the financial statements in the Statement of Additional
         Information.

2. The incorporation by reference of our report dated July 28, 1995 into the Prospectus.

3.       The reference to our Firm under the heading "Financial
         Highlights" in the Prospectus and under the heading
         "Independent Accountants" in the Statement of Additional
         Information.





/s/COOPERS & LYBRAND L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
October 23, 1995